Exhibit 9(mm)

                                  IVY FUND

                                 ADDENDUM TO
                     FUND ACCOUNTING SERVICES AGREEMENT

                         Ivy Developing Nations Fund
                           Ivy South America Fund
                         Ivy US Emerging Growth Fund


      AGREEMENT made as of the 20th day of January, 1998 by and between Ivy Fund (the "Trust") and Mackenzie Investment
Management Inc. (the "Agent").

      WHEREAS, the Trust is an open-end investment company, organized as a Massachusetts business trust, and consists of such separate investment portfolios as have been or may be established and designated by the Trustees of the Trust from time to time;

      WHEREAS, several classes of shares are offered to investors with respect to each investment portfolio of the Trust;

      WHEREAS, the Trust has adopted a Master Fund Accounting
Services Agreement dated January 25, 1993 (the "Master
Agreement"), pursuant to which the Trust has appointed the Agent to provide the fund accounting services specified in the Master
Agreement; and

      WHEREAS, the Trustees of the Trust, by written consent dated January 15, 1998, duly approved an amendment to the Trust's Agreement and Declaration of Trust to redesignate each of Ivy Emerging Growth Fund, Ivy New Century Fund and Ivy Latin America Strategy Fund (each a "Fund" and, collectively, the "Funds") as Ivy US Emerging Growth Fund, Ivy Developing Nations Fund and Ivy South America Fund, respectively, and to change the names of each Fund's classes to reflect such redesignations.

      NOW THEREFORE, the Trust and the Agent hereby agree as follows:

            Effective as of January 20, 1998, the date that supplements to the Registration
            Statement pertaining to the redesignation of the Funds were filed with the Securities and Exchange Commission pursuant to Rule 497(e) under the Securities Act of 1933, all references to Ivy Emerging Growth Fund, Ivy
            New Century Fund and Ivy Latin America
            Strategy Fund in the Master Agreement and any addenda, amendments or supplements thereto shall hereafter apply to Ivy US Emerging
            Growth Fund, Ivy Developing Nations Fund and
            Ivy South America Fund, respectively.


IN WITNESS WHEREOF, the Trust and the Agent have adopted this Addendum as of the date first set forth above.

                             IVY FUND

                             By:   KEITH J. CARLSON, President


                             MACKENZIE INVESTMENT MANAGEMENT INC.



                             By:   MICHAEL G. LANDRY, President